ITEM 77C:  CONTRACT HOLDER MEETING

A Special Meeting of Contract Holders of the March, June, September and December Divisions was held on September 17, 2001. Each matter voted upon at that meeting, as well as the number of votes cast for, against or withheld, the number of abstentions, and the number of broker non-votes with respect to such matters, are set forth below. Abstentions have the effect of a negative vote on a proposal.

      (a) March Division Contract Holders approved a new sub-advisory agreement (the "New Sub-Advisory Agreement") between Touchstone Advisors and National Asset.

               Units             Units                         Broker
            Voted "For"     Voted "Against"    Abstentions    Non-Votes
            -----------     ---------------    -----------    ---------
            203,658.379        10,206.731      20,015.666         --

      (b) June Division Contract Holders approved the New Sub-Advisory Agreement between Touchstone Advisors and National Asset.

               Units             Units                         Broker
            Voted "For"     Voted "Against"    Abstentions    Non-Votes
            -----------     ---------------    -----------    ---------
            140,294.554        2,277.066       36,150.422         --

      (c) September Division Contract Holders approved the New Sub-Advisory Agreement between Touchstone Advisors and National Asset.

               Units             Units                         Broker
            Voted "For"     Voted "Against"    Abstentions    Non-Votes
            -----------     ---------------    -----------    ---------
            240,817.096        11,654.440      36,925.346         --

      (d) December Division Contract Holders approved the New Sub-Advisory Agreement between Touchstone Advisors and National Asset.

               Units             Units                         Broker
            Voted "For"     Voted "Against"    Abstentions    Non-Votes
            -----------     ---------------    -----------    ---------
            238,905.359        8,102.464       62,037.004         --